UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

Innoveren Scientific, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd, Suite 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(844) 633-6839

H-Cyte, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years

On July 5, 2023, Innoveren Scientific, Inc. (the “Corporation, “ formerly known as “H-Cyte, Inc.”) filed with the Secretary of State of the State of Nevada an Certificate of Amendment to Second Amended and Restated Article of Incorporation to change the corporate name from H-Cyte, Inc. to Innoveren Scientific, Inc., effective July 10, 2023. A copy of the Certificate of Amendment of Second Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

.

Item 8.01. Other Events.

Effective as of July 10, 2023, H-Cyte, Inc. (the “Corporation”), in conjunction with the Name Change, changed the Corporation’s stock symbol (the “Symbol Change”) from “HCYT” to “IVRN” on the OTC Market under the new ticker symbol began on July 10, 2023.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Item 9.01 Exhibits

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Second Amended and Restated Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innoveren Scientific, Inc.

Date: July 11, 2023	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer